UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 23, 2003

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd. Dayton, Ohio	45479
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits.

The following exhibit is filed herewith:

99.1	Press Release dated October 23, 2003.

Item 12.	Results of Operations and Financial Condition.

The following information is being furnished as required under Item 12 “Results of Operations and Financial Condition” of this Current Report. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On October 23, 2003, NCR issued a press release announcing its third-quarter 2003 revenues, operating income and earnings per share amounts. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date:	October 23, 2003	By:	/s/ Mark Hurd

Mark Hurd President and Chief Executive Officer